EXHIBIT 10.74

From:  David Fuselier, Chairman and CEO
To: David Tsiang
Date: May 31, 2012
Sub: Issuance of shares

In consideration of financial advisory services provided by M. Eugene Leventis to New Leaf Brands, please issue 700,000 shares to M. Eugene Leventis.